AMENDMENT TO

MANAGEMENT AGREEMENT

THIS AMENDMENT (“Amendment”), entered into as of 21st day of December, 2006, by and among Old Mutual Capital, Inc. (the “Adviser”) and Old Mutual Advisor Funds II, a Delaware statutory trust (the “Trust”), to the Investment Management Agreement effective as to certain portfolios of the Trust the 19th day of April, 2006 and effective as to certain other portfolios of the Trust the 17th day of May, 2006 by and between the Adviser and Trust (“Management Agreement”).

The parties desire to reduce the compensation paid by the Old Mutual Barrow Hanley Value Fund under the Management Agreement. Accordingly, Schedule A of the Management Agreement is deleted in its entirety and replaced with amended Schedule A attached hereto.

This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. All other terms of the Sub-Advisory Agreement shall remain in full force and effect.

This Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

OLD MUTUAL CAPITAL, INC.		OLD MUTUAL ADVISOR FUNDS II

By:	/s/ Julian F. Sluyters	By:	/s/ Julian F. Sluyters

Name:	Julian F. Sluyters	Name:	Julian F. Sluyters

Title:	President	Title:	President

SCHEDULE A

DATED DECEMBER 21, 2006

TO MANAGEMENT AGREEMENT

BETWEEN OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

Effective April 19, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio’s average daily net assets based on the following schedule:

	Advisory Fee Breakpoint Asset Thresholds
FUND	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Strategic Small Company Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Focused Fund	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%	0.45%
Old Mutual Small Cap Fund	1.00%	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%
Old Mutual TS&W Small Cap Value Fund	1.10%	1.05%	1.00%	0.95%	0.90%	0.85%	0.80%
Old Mutual Heitman REIT Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%

	Advisory Fee Breakpoint Asset Thresholds
FUND	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Dwight Intermediate Fixed Income Fund	0.45%	0.425%	0.40%	0.375%	0.35%	0.325%	0.30%
Old Mutual Dwight Short Term Fixed Income Fund	0.45%	0.425%	0.40%	0.375%	0.35%	0.325%	0.30%

A-1

Effective May 17, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio’s average daily net assets based on the following schedule:

	Advisory Fee Breakpoint Asset Thresholds
FUND	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Emerging Growth Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Growth Fund	0.825%	0.775%	0.725%	0.675%	0.625%	0.575%	0.525%
Old Mutual Large Cap Growth Fund	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%	0.55%
Old Mutual Large Cap Growth Concentrated Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%
Old Mutual Select Growth Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%
Old Mutual Analytic U.S. Long/Short Fund	0.80%	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%
Old Mutual Large Cap Fund	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%	0.45%
Old Mutual Mid-Cap Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Columbus Circle Technology and Communications Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%

	Advisory Fee Breakpoint Thresholds
FUND	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Cash Reserves Fund	0.40%	0.375%	0.35%	0.325%	0.30%	0.275%	0.25%

A-2

Effective December 21, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio’s average daily net assets based on the following schedule:

	Advisory Fee Breakpoint Asset Thresholds
FUND	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Barrow Hanley Value Fund	0.85%	0.85%	0.85%	0.85%	0.80%	0.75%	0.70%

A-3